VALIC COMPANY I
Growth Fund Science & Technology Fund
Special Meeting of Shareholders

Record Date: December 11, 2020                                                                                 Mail Date: January 11, 2020

Meeting Info

March 9, 2021 at 4:00 p.m. Eastern Time

Held virtually at the following website:

https://viewproxy.com/AIG/broadridgevsm/

16 digit Control Number needed to access.

VALIC Funds: 1-800-445-7862                                                                             Broadridge Inbound Line: 1-833-970-2875

Proposal

1.	To approve a change to the Fund’s sub-classification under the Investment Company Act of 1940 from ‘‘diversified’’ to ‘‘non-diversified’’ and to eliminate the Fund’s related fundamental investment restriction (to be voted on separately by each Fund’s shareholders).

The Board recommends that you vote FOR the proposal

Proposal 1

Each Fund is currently sub-classified as a ‘‘diversified’’ fund.

As a diversified fund, each Fund is limited as to the amount it may invest in any single issuer. Specifically, with respect to 75% of its total assets, each Fund currently may not invest in a security if, as a result of such investment, more than 5% of its total assets (calculated at the time of purchase) would be invested in securities of any one issuer. In addition, with respect to 75% of its total assets, each Fund may not hold more than 10% of the outstanding voting securities of any one issuer.

Under the Growth Fund’s principal investment strategies, approximately 25% of the Fund’s assets are passively managed by SunAmerica Asset Management, LLC one of the Fund’s subadvisers, to seek to track the S&P 500 Growth Index. (The Fund uses the Russell 1000 Growth Index as its benchmark index.) BlackRock Investment Management, LLC, the Fund’s other subadviser, actively manages the other 75% of the Fund’s assets. Both the S&P 500 Growth Index and the Russell 1000 Growth Index have a high concentration in certain individual stocks. In addition, the actively managed portion of the Growth Fund typically takes more concentrated positions. As a result, it has become more difficult for SunAmerica to seek to track the S&P 500 Growth Index with respect to the passively managed portion of the Fund given the diversified status of the Fund.

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VALIC COMPANY I
Growth Fund Science & Technology Fund
Special Meeting of Shareholders

The Science & Technology Fund is subadvised by T. Rowe Price Associates, Inc., Allianz Global Investors U.S. LLC and Wellington Management Company LLP. Its benchmark index, the S&P® North American Technology Sector Index, is highly concentrated in certain individual stocks.

Given the weightings of the largest holdings in the Funds’ respective benchmarks and the appreciation of the Funds’ largest holdings, each Fund’s subadvisers believe that they will be better able to execute each Fund’s investment strategies with the additional flexibility afforded to a non-diversified fund to invest a greater portion of the Fund’s assets in one or more issuers. As a result, based on discussions with each Fund’s subadvisers, VALIC recommended, and the Board approved, changing each Fund’s sub-classification from diversified to non-diversified and eliminating the Fund’s related fundamental investment restriction.

Shareholders should note that if the change in a Fund’s sub-classification to ‘‘non-diversified’’ is approved, that Fund may be subject to additional investment risks. This is because, as a non-diversified fund, that Fund would be permitted to invest a greater percentage of its assets in one or more issuers or in fewer issuers than diversified funds. Accordingly, if the Proposal is approved by the shareholders of a Fund, that Fund could be subject to greater risk than it currently is subject to as a diversified fund.

Shareholders should note that if the change in a Fund’s sub-classification to ‘‘non-diversified’’ is not approved, that Fund will remain ‘‘diversified’’ and remain subject to its related fundamental investment restriction. Shareholders of each Fund will be voting separately with respect to the Proposal on a Fund-by-Fund basis. If one Fund’s shareholders do not approve the Proposal, that will not impact the other Fund whose shareholders approve Proposal for that Fund.

QUESTIONS AND ANSWERS

Q. What are shareholders of the Funds being asked to approve?

A. Shareholders of each Fund are being asked to approve a change in the sub-classification of their Fund under the Investment Company Act of 1940 (the ‘‘1940 Act’’) from ‘‘diversified’’ to ‘‘non-diversified’’ and to eliminate the Fund’s related fundamental investment restriction (the ‘‘Proposal’’). Each Fund’s shareholders will vote on the Proposal only with respect to their Fund.

Q. Why am I being asked to approve a change in the sub-classification of my Fund(s) from diversified to non-diversified?

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VALIC COMPANY I
Growth Fund Science & Technology Fund
Special Meeting of Shareholders

A. Each Fund is currently sub-classified as a ‘‘diversified’’ fund for purposes of Section 5(b)(1) of the 1940 Act. As a diversified fund, each Fund is generally limited as to the amount it may invest in any single issuer. The Board of Directors of VALIC Company I has approved a change to each Fund’s sub-classification under the 1940 Act to a ‘‘non-diversified’’ company and the elimination of each Fund’s related fundamental investment restriction. This change is subject to the approval of shareholders of each Fund, with shareholders of each Fund voting separately with respect to their Fund. Changing each Fund’s status to non-diversified would provide the Fund’s subadvisers with enhanced flexibility to invest a greater portion of the Fund’s assets in one or more issuers. Given the weightings of the largest holdings in the Funds’ respective benchmarks and the appreciation of the Funds’ largest holdings, each Fund’s subadvisers believe that it is important to have this additional flexibility, which will allow them to be better able to execute each Fund’s investment strategies. If the Proposal is approved for a Fund, that Fund, as a non-diversified fund, may be more susceptible to adverse developments affecting any single issuer held in its portfolio, and may be more susceptible to greater losses because of these developments.

Q. How many votes are needed to approve the Proposal?

A. For each Fund, the Proposal must be approved by the affirmative vote of a majority of the outstanding voting securities of the Fund as defined under the 1940 Act. The 1940 Act defines such vote as the lesser of (i) 67% or more of the total number of shares of the Fund present or represented by proxy at the special meeting, if holders of more than 50% of the outstanding shares are present or represented by proxy at the special meeting; or (ii) more than 50% of the total number of outstanding shares of the Fund.

Q. What happens if the shareholders of a Fund do not approve the Proposal?

A. If a Fund’s shareholders do not approve the Proposal, that Fund will remain ‘‘diversified’’ and remain subject to its related fundamental investment restriction. Shareholders of each respective Fund will be voting separately on a Fund-by-Fund basis. If one Fund’s shareholders do not approve the Proposal, that will not impact the other Fund whose shareholders approve the Proposal for that Fund. You are only being asked to vote on the Fund(s) of which you hold shares.

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Revised- Solicitation Script

Valic Company I

Inbound Info Agent Only

Meeting Date: March 9, 2021

Toll Free Number: 833-970-2875

Inbound Greeting:

Thank you for calling the Broadridge Proxy Services Center for the Valic Company I proxy statement. My name is <Agent Name>. How may I assist you today?

Proposal Questions/unsure of Voting:

Would you like me to review the proposals with you? <Once questions have been answered using the proxy materials provided, review the voting options available.>

Request for Material:

Mr./Ms. <shareholder’s last name>, I can have another proxy statement sent to you via e-mail. Please provide your complete e-mail address.

Should you have any questions once you have received and reviewed the material, please contact us at 833-970-2875 between the hours of 9:00am and 10:00pm, Eastern Time.

Voting options available:

Voting options available are listed on your ballot received. (No televoting available as no data will be loaded in the system.

(Note: some ballots are not set up for web/IVR voting.)

To vote by Internet

1) Read the Proxy Statement and have the proxy card at hand.

2) Go to website www.proxyvote.com

3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card at hand.

2) Call 1-800-690-6903

3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.

2) Check the appropriate boxes on the proxy card.

3) Sign and date the proxy card.

4) Return the proxy card in the preaddressed, postage paid envelope provided

To attend and vote at the Virtual Shareholder Meeting

1) register by going to https://viewproxy.com/AIG/broadridgevsm/

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Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:00 am to 10:00 pm Eastern Time. Thank you.

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Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related calls. If you have questions about your investment, please contact your Financial Advisor or the fund company directly. Thank you and have a nice day.

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INTERNAL USE ONLY

BACKGROUND AND FAQ’S REGARDING PROPOSAL TO

CHANGE SUB-CLASSIFICATIONS OF EACH OF GROWTH FUND AND

SCIENCE & TECHNOLOGY FUND FROM DIVERSIFIED TO NON-

DIVERSIFIED

BACKGROUND

Over the past several years, certain stocks have experienced extraordinary increases in market capitalization. Notably, these stocks have included Apple, Amazon, Facebook, Google, and Microsoft. As a result, large cap growth indices and other indices with higher weightings to technology stocks have become much more concentrated at the individual stock level.

Under the Growth Fund’s principal investment strategies, approximately 25% of the Fund’s assets are passively managed by SunAmerica Asset Management, LLC (‘‘SunAmerica’’), one of the Fund’s subadvisers, to seek to track the S&P 500 Growth Index. (The Fund uses the Russell 1000 Growth Index as its benchmark index.) BlackRock Investment Management, LLC, the Fund’s other subadviser, actively manages the other 75% of the Fund’s assets. Both the S&P 500 Growth Index and the Russell 1000 Growth Index have a high concentration in certain individual stocks. In addition, the actively managed portion of the Growth Fund typically takes more concentrated positions. As a result, it has become more difficult for SunAmerica to seek to track the S&P 500 Growth Index with respect to the passively managed portion of the Fund given the diversified status of the Fund.

The Science & Technology Fund is subadvised by T. Rowe Price Associates, Inc., Allianz Global Investors U.S. LLC and Wellington Management Company LLP. Its benchmark index, the S&P® North American Technology Sector Index, is highly concentrated in certain individual stocks.

Given the weightings of the largest holdings in the Funds’ respective benchmarks and the appreciation of the Funds’ largest holdings, each Fund’s subadvisers believe they will be better able to execute each Fund’s investment strategies with the additional flexibility afforded to a non-diversified fund to invest a greater portion of the Fund’s assets in one or more issuers. As a result, based on discussions with each Fund’s subadvisers, VALIC recommended, and the Board approved, changing each Fund’s sub-classification from diversified to non-diversified and eliminating the Fund’s related fundamental investment restriction.

If the change in a Fund’s sub-classification to ‘‘non-diversified’’ is approved, that Fund may be subject to additional investment risks since as a non-diversified fund, that Fund would be permitted to invest a greater percentage of its assets in one or more issuers or in fewer issuers than diversified funds. This is because, as a non-diversified fund, that Fund would be permitted to invest a greater percentage of its assets in one or more issuers or in fewer issuers than diversified funds. Thus, that Fund may be more susceptible to adverse developments affecting any single issuer held in its portfolio and may be more susceptible to greater losses because of these developments. Accordingly, if the Proposal is approved by the shareholders of a Fund, that Fund could be subject to greater risk than it currently is subject to as a diversified fund.

The Board of Directors of VALIC Company I, on behalf of each of the Growth Fund, and the Science & Technology Fund unanimously recommends that shareholders vote in favor of the proposal to change the sub-classification of their Fund under the Investment Company Act of 1940 (the “1940 Act”) from “diversified” to “non-diversified” and to eliminate the Fund’s related fundamental investment restriction.

Each Fund will hold a special meeting of its shareholders on March 9, 2021, at 4:00 p.m., Eastern Time to vote on the approval of this Proposal.

If you receive questions from Plan Sponsors regarding this Proposal, please refer them to the definitive proxy statement which has been publicly filed and is available on the SEC’s and the Funds’ website. Additionally, we have prepared these FAQs (below) for your reference.

Please do not hesitate to contact the AIG Retirement Services Investment Team at fund_selection_team@valic.com with any questions.

FREQUENTLY ASKED QUESTIONS

Q. Why am I receiving this proxy statement?

A.   This Proxy Statement is being furnished to owners of a variable annuity or variable life insurance contract or certificate (a ‘‘Contract’’) (the ‘‘Contract owners’’) issued by The Variable Annuity Life Insurance Company (‘‘VALIC’’) or other affiliated life insurance company (together with VALIC, the ‘‘Life Companies’’ and each, a ‘‘Life Company’’), having Contract values allocated to a subaccount of a separate account (‘‘Separate Account’’) invested in shares of the Growth Fund and/or the Science & Technology Fund (each, a ‘‘Fund’’), each a series of VALIC Company I (the ‘‘Corporation’’), as of the close of business on December 11, 2020 (the ‘‘Record Date’’). Contract owners have a beneficial interest in a Fund, but do not invest directly in or hold shares of the Fund. The Life Companies, as the shareholders of a Fund, have voting rights with respect to the Fund shares, but pass through those voting rights to Contract owners. Accordingly, as a Contract owner, you have the right to instruct your Life Company how to vote Fund shares attributable to your Contract. The Proxy Statement is also being furnished to custodians/trustees of individual retirement accounts (each, an ‘‘IRA’’) and plan fiduciaries of or participants in qualified employer-sponsored retirement plans (each, a ‘‘Plan’’) as of the Record Date. Participants in a Plan and IRA owners may have the right to vote or give voting instructions depending on the terms of the Plan or IRA custodial or other agreement. VALIC will take direction from the applicable Plan or account trustee regarding who (e.g., the Plan or participants) has the right to vote or provide voting instructions.

Q. What am I being asked to approve regarding the Growth Fund and/or Science & Technology Fund?

A. Shareholders of each Fund are being asked to approve a change in the sub-classification of their Fund under the Investment Company Act of 1940 (the “1940 Act”) from “diversified” to “non-diversified” and to eliminate the Fund’s related fundamental investment restriction (the “Proposal”).

Q. What if I am a shareholder in only one, not both, of the Funds?

A. Each Fund’s shareholders will vote on the Proposal only with respect to their Fund.

Q. If I am a shareholder of both Funds, must my vote be the same for both Funds?

A. No, each vote is separate.

Q. Why am I being asked to approve a change in the sub-classification of my Fund(s) from diversified to non-diversified?

A. Each Fund is currently sub-classified as a ‘‘diversified’’ fund for purposes of Section 5(b)(1) of the 1940 Act. As a diversified fund, each Fund is generally limited as to the amount it may invest in any single issuer.

The Board of Directors of the Corporation has approved a change to each Fund’s sub-classification under the 1940 Act to a ‘‘non-diversified’’ company and the elimination of each Fund’s related fundamental investment restriction. This change is subject to the approval of shareholders of each Fund, with shareholders of each Fund voting separately with respect to their Fund. Changing each Fund’s status to non-diversified would provide the Fund’s subadvisers with enhanced flexibility to invest a greater portion of the Fund’s assets in one or more issuers. Given the weightings of the largest holdings in the Funds’ respective benchmarks and the appreciation of the Funds’ largest holdings, each Fund’s subadvisers believe that it is important to have this additional flexibility, which will allow them to be better able to execute each Fund’s investment strategies. If the Proposal is approved for a Fund, that Fund, as a non-diversified fund, may be more susceptible to adverse developments affecting any single issuer held in its portfolio, and may be more susceptible to greater losses because of these developments.

Q. Are there any risks associated with the proposed changes to the Funds?

A. A non-diversified fund may be more susceptible to adverse developments affecting any single issuer held in its portfolio and may be more susceptible to greater losses because of these developments.

Q. How does the Board recommend that I vote?

A. The Board recommends that shareholders vote “FOR” the Proposal with respect to their Fund.

Q. How do I vote my shares?

A: You can vote by completing the enclosed proxy card, providing voting instructions using the enclosed voting instruction card or by participating virtually at the special meeting. Alternatively, you can authorize a proxy to vote your shares by (1) using the telephone or Internet as described on your proxy card or voting instruction card or (2) completing and signing the enclosed proxy card or voting instruction card and mailing it in the enclosed postage-paid envelope, or you can vote during the special meeting by following the instructions that will be available on the special meeting website during the special meeting.

Q: How many votes are needed to approve the Proposal?

A: For each Fund, the Proposal must be approved by the affirmative vote of a majority of the outstanding voting securities of the Fund as defined under the 1940 Act. The 1940 Act defines such vote as the lesser of (i) 67% or more of the total number of shares of the Fund present or represented by proxy at the special meeting, if holders of more than 50% of the outstanding shares are present or represented by proxy at the special meeting; or (ii) more than 50% of the total number of outstanding shares of the Fund.

Q . What happens if the shareholders of a Fund do not approve the Proposal?

A. If a Fund’s shareholders do not approve the Proposal, that Fund will remain “diversified” and remain subject to its related fundamental investment restriction. Shareholders of each respective Fund will be voting separately on a Fund-by-Fund basis. If one Fund’s shareholders do not approve the Proposal, that will not impact the other Fund whose shareholders approve the Proposal for that Fund. You are only being asked to vote on the Fund(s) of which you hold shares.

Q . Whom may I contact if I have questions about the Proxy Statement?

A. Please call Broadridge, the proxy solicitor, toll-free, at 1-833-970-2875, Monday through Friday, 9 a.m. to 10 p.m. Eastern Time.

Q. How do Group Deferred Compensation Contract Owners vote?

A. As the group contract owner of your deferred compensation plan, you have the option to 1) give voting instructions; or 2) direct us to follow individual participants’ instructions for voting by completing the “Group Authorization” section of the enclosed card.

•	Should you decide to give voting instructions, please complete the voting instruction section of the enclosed card. We request that you clearly mark your vote for the Proposal on the card. We will then disregard any voting instructions received from individual participants within your Contract.
•	Alternatively, if you want us to accept voting instructions from your individual participants, please complete the ‘‘Group Authorization’’ section of the enclosed card. This will allow us to follow the voting instructions from the individual participants.

As the group contract owner of a nonqualified unfunded deferred compensation plan, you have the right to give voting instructions.

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